Exhibit 10.11

                              NONEMPLOYEE DIRECTOR
                       NONSTATUTORY STOCK OPTION AGREEMENT
                                      (NSO)


     THIS  AGREEMENT,  made this        day of          _,  2     by and between
                                --------       ----------    ----
Graco  Inc.,  a  Minnesota   corporation   (the  "Company")  and
                                                                 ---------------
(the "Nonemployee Director").

     WITNESSETH THAT:

     WHEREAS, the Company pursuant to its Nonemployee Director Stock Option Plan wishes to grant this stock option to Nonemployee Director.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.   Grant of Option
     ---------------

     The Company  hereby grants to  Nonemployee  Director,  the right and option
     (the "Option") to purchase all or any part of an aggregate of        common
                                                                   -------
     shares,  par value $1.00 per share, at the price of $      per share on the
                                                          -----
     terms and conditions set forth herein. This is a nonstatutory stock Option which does not qualify for special tax treatment under Sections 421 or 422 of the Internal Revenue Code.

2.   Duration and Exercisability

     a. This Option may not be exercised by Employee until the expiration of one (1) year from the date of grant, and this Option shall in all events terminate ten (10) years after the date of Grant. During the first year from the date of grant of this Option, no portion of this Option may be exercised. Thereafter this Option shall become exercisable in four cumulative installments of 25% as follows:

                                                      Total Portion of
                     Date                        Option Which is Exercisable
          ---------------------------            ---------------------------
          One Year after Date of Grant                       25%
          Two Years after Date of Grant                      50%
          Three Years after Date of Grant                    75%
          Four Years after Date of Grant                    100%

          In the event that Nonemployee Director does not purchase in any one year the full number of shares of common stock of the Company to which he/she is entitled under this Option, he/she may, subject to the terms and conditions of Section 3 hereof, purchase such shares of common stock in any subsequent year during the term of this Option.

     b. During the lifetime of the Nonemployee Direction, the Option shall be exercisable only by him/her and shall not be assignable or transferable by him/her otherwise than by will or the laws of descent and distribution.

3.   Effect of Termination of Membership on the Board

     a. In the event a Nonemployee Director ceases being a director of the Company for any reason other than the reasons identified in section 3b below, the Nonemployee Director shall have the right to exercise the Option as follows, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option:

          (1) If the Nonemployee Director was a member of the Board of Directors of the Company for five (5) or more years, the option becomes immediately exercisable upon the date the Nonemployee Director ceases being a director. The Nonemployee Director may exercise the Option for a period of thirty six (36) months from the date the Nonemployee Director ceased being a director, provided that if the Nonemployee Director dies before the thirty-six (36) month period has expired, the Option may be exercised by the Nonemployee Director's legal representative or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death for a period of twelve (12) months from the date of the Nonemployee Director's death.

          (2) If the Nonemployee Director was a member of the Board of Directors of the Company for less than five (5) years, the Nonemployee Director may exercise the Option, to the extent the Option was exercisable at the date the Nonemployee Director ceases being a member of the Board, for a period of thirty (30) days following the date the Nonemployee Director ceased being a director, provided that, if the Nonemployee Director dies before the thirty (30) day period has expired, the Option may be exercised by the Nonemployee Director's legal representative, or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death, for a period of twelve (12) months from the date of the Nonemployee Director's death.

          (3) If the Nonemployee Director dies while a member of the Board of Directors of the Company, the Option, to the extent exercisable by the Nonemployee Director at the date of death, may be exercised by the Nonemployee Director's legal representative, or any person who acquires the right to exercise an Option by reason of the Nonemployee Director's death, for a period of twelve (12) months from the date of the Nonemployee Director's death.

          (4) In the event the Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

     b. If a Nonemployee Director ceases being a director of the Company due to an act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate of the Company or (c) any other gross or willful misconduct, as determined by the Board, in its sole and conclusive discretion, the Option granted to such Nonemployee Director shall immediately be forfeited as of the date of the misconduct.

4.   Manner of Exercise

     a. The Option can be exercised only by Nonemployee Director or other proper party within the Option period by delivering written notice to the Company at its principal office in Minneapolis, Minnesota, stating the number of shares as to which the Option is being exercised and, except as provided in sections 4b(2) and 4b(3) below, accompanied by payment in full of one hundred percent (100%) of the Option price.

     b. The Nonemployee Director may, at his/her election, pay the Option price as follows:

          (1)  by cash or by certified check,

          (2) by delivery of shares of common stock to the Company, which shall have been owned for at least six (6) months and have a fair market value per share on the date of surrender equal to the exercise price, or

          (3) by delivery to Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price.

          For purposes of subsection 4b(2) hereunder, the fair market value per share is the last sale price reported on the composite tape by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined or, if there were no sales of shares of the Company's common stock reported on the composite tape on such day, on the most recently preceding day on which there were sales, or if the shares of the Company's stock are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a share on such day.

     c.   Such  Option  price  shall be subject to  adjustment  as  provided  in
          Section 6 hereof.

5.   Change of Control

     a. Notwithstanding Section 2(a) hereof, all outstanding Options not yet exercisable shall become immediately and fully exercisable on the day following a "Change of Control" and shall remain fully exercisable until either exercised or expiring by their terms. A "Change of Control" means:

          (1) acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of
               1934), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

               (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

               (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

               provided, however, that the following acquisitions will not result in a Change of Control:

                    (i)  an acquisition directly from the Company,

                    (ii) an acquisition by the Company,

                    (iii)an acquisition by an employee  benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

                    (iv) an  acquisition  by any  Person  who is  deemed to have beneficial ownership of the Company common stock or other Company voting securities owned by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the
                         Outstanding Company Voting Securities, and provided further that for purposes of this Section 9, a Trust Person shall not be deemed to have beneficial ownership of the Company common stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including, without limitations, the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

                    (v) an acquisition by the Nonemployee Director or any group that includes the Nonemployee Director, or

                    (vi) an  acquisition  by  any  corporation   pursuant  to  a
                         transaction  that  complies  with clauses (a), (b), and
                         (c) of subsection (4) below; and

               provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (i) or (ii) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

          (2) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) The commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

          (4) The approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) excluding, however, such a Business combination pursuant to which

               (a) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

               (b) no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

               (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (5) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     b. A Change of Control shall not be deemed to have occurred with respect to a Nonemployee Director if:

          (1) the acquisition of the 25% or greater interest referred to in subsection a(1) of this Section 5 is by a group, acting in concert, that includes the Nonemployee Director or

          (2) if at least 25% of the then outstanding common stock or combined voting power of the then outstanding company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in subsections (4) or (5) of this section by a group, acting in concert, that includes that Nonemployee Director.

6.   Adjustments and Changes in the Stock

     a. If Nonemployee Director exercises all or any portion of the Option subsequent to any change in the common stock of the Company by reason of any stock dividend, stock split, spin-off, split-up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event, the aggregate number of shares available under the Plan, and the number and the price of shares of common stock subject to outstanding Options shall be appropriately adjusted automatically.

     b. No right to purchase fractional shares shall result from any adjustment in the Option pursuant to subsection 6a of this Agreement. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share.

     c. Notice of any adjustment shall be given by the Company to Nonemployee Director for the Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

7.   Miscellaneous

     a. This Option is issued pursuant to the Company's Nonemployee Director Stock Option Plan and is subject to its terms. A copy of the Plan has been given to the Nonemployee Director. The terms of the Plan are also available for inspection during business hours at the principal offices of the Company.

     b. This Agreement shall not confer on Nonemployee Director or other person any claim or right to be granted an Option under the Plan, except as expressly provided in the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving Nonemployee Director any right to be retained in the service of the Company.

     c. Neither Nonemployee Director, the Nonemployee Director's legal representative, nor any person who acquires the right to exercise this Option by reason of the Nonemployee Director's death shall be or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of common stock receivable upon the exercise of this Option, in whole or in part, unless and until certificates for such shares shall have been issued upon exercise of this Option.

     d. The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

     e. This Agreement will be governed by and constructed exclusively in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                          GRACO INC.




                                          By:
                                            ------------------------------------
                                            Its
                                             Vice President, General
                                             Counsel and Secretary





                                                                      .
                                            ------------------------------------
                                            Name
                                            Nonemployee Director

                     Nonemployee Director Stock Option Plan
     Schedule Identifying Non-Statutory Stock Option Agreements Executed and Material Details in which Executed Agreements Differ from Agreement Copy Filed
                         Current as of December 28, 2001

         DATE                   NAME               SHARES         PRICE
   -------------------       ----------------      ------        ------
          *May 7, 1996       Ronald Baukol          4,500        $ 8.39
          *May 7, 1996       Lee Mitau              4,500        $ 8.39
          *May 7, 1996       Martha Morfitt         4,500        $ 8.39
          *May 7, 1996       William VanDyke        4,500        $ 8.39
          *May 6, 1997       Ronald Baukol          3,375        $11.78
          *May 6, 1997       Lee Mitau              3,375        $11.78
          *May 6, 1997       Martha Morfitt         3,375        $11.78
          *May 6, 1997       William VanDyke        3,375        $11.78
          *May 5, 1998       Ronald Baukol          3,375        $23.21
          *May 5, 1998       Lee Mitau              3,375        $23.21
          *May 5, 1998       Martha Morfitt         3,375        $23.21
          *May 5, 1998       William VanDyke        3,375        $23.21
          *May 4, 1999       Ronald Baukol          3,375        $21.04
          *May 4, 1999       Lee Mitau              3,375        $21.04
          *May 4, 1999       Martha Morfitt         3,375        $21.04
          *May 4, 1999       William VanDyke        3,375        $21.04
         *June 1, 1999       Robert Bohn            4,500        $21.79
         *June 1, 1999       William Carroll        4,500        $21.79
          *May 2, 2000       Ronald Baukol          3,375        $22.67
          *May 2, 2000       Robert Bohn            3,375        $22.67
          *May 2, 2000       William Carroll        3,375        $22.67
          *May 2, 2000       Lee Mitau              3,375        $22.67
          *May 2, 2000       Martha Morfitt         3,375        $22.67
          *May 2, 2000       William VanDyke        3,375        $22.67
   *September 28, 2000       Mark Rauenhorst        4,500        $21.00
     February 23, 2001       J. Kevin Gilligan      3,000        $26.35
           May 1, 2001       Ronald Baukol          2,500        $27.40
           May 1, 2001       Robert Bohn            2,500        $27.40
           May 1, 2001       William Carroll        2,500        $27.40
           May 1, 2001       J. Kevin Gilligan      2,500        $27.40
           May 1, 2001       Lee Mitau              2,500        $27.40
           May 1, 2001       Martha Morfitt         2,500        $27.40
           May 1, 2001       Mark Rauenhorst        2,500        $27.40
           May 1, 2001       William VanDyke        2,500        $27.40
           May 1, 2001       James Moar             3,000        $27.40

*Share data has been adjusted to reflect stock splits.